PRICING SUPPLEMENT NO. 97-21 Dated December 11, 1997   Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No. 333-30543


                             BENEFICIAL CORPORATION

                           Medium-Term Notes, Series I
                               (Book Entry Notes)


Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, purchased $50,000,000 principal amount of these Medium-Term Notes, Series I, maturing on January 12, 1999, at a principal price of $50,000,000.00 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  January 12, 1999       Initial Interest Rate:
                                         Determined as if the Settlement
CUSIP Number:  08172M HK5                Date was an Interest Reset Date.

Interest Rate Basis:                   Interest Reset Dates:
  LIBOR                                  Same as Interest Payment Dates

Specify Other Base Rate: N/A           Settlement Date (Issue Date):
                                         December 16, 1997
Index Maturity: 1-month
                                       Calculation Agent:
Spread: minus 0.03%                      The Chase Manhattan Bank

Spread Multiplier: N/A                 Optional Repayment Date(s):
                                         N/A
Maximum Interest Rate: N/A
                                       Additional Terms:
Minimum Interest Rate: N/A               For the purposes of the Notes
                                         contemplated hereunder, interest
Interest Payment Dates:                  payments will include interest
  The 12th day of each month             accrued to, but excluding, the
  commencing on January 12, 1998,        Interest Payment Date.
  through and including the Maturity
  Date.